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                                                             EXHIBIT 10(lxxxvii)



                                AMENDMENT NO. 2
                                     TO THE
                         HYSTER-YALE CASH BALANCE PLAN

          Hyster Company hereby adopts this Amendment No. 2 to the Hyster-Yale Cash Balance Plan which consists of the following three separate pension plans:
(1) the Hyster-Yale Cash Balance Plan for Berea Shop Employees, (2) the Hyster-Yale Cash Balance Plan for Sulligent Shop Employees, and (3) the Hyster-Yale Cash Balance Plan for Salaried Employees (collectively, the "Plan"). The provisions of this Amendment shall be effective as of January 1, 1994. Words and phrases used herein with initial capital letters which are defined in the Plan shall be used herein as so defined.

                                   SECTION 1

          Section 1.12 of the Plan is hereby amended in its entirety to read as follows:

          "1.12 COMPANY: NACCO Materials Handling Group, Inc. and its predecessors and successors."

                                   SECTION 2

          Sections 1.52 and 2.02(a) of the Plan are hereby amended by deleting the phrase "Hyster-Yale" and replacing it with the phrase "NACCO Materials Handling Group, Inc." each time it appears therein.

                                   SECTION 3

          Section 2.01(a)(1) of the Plan is hereby amended in its entirety to read as follows:

          "(1) an Employee of the Company who is employed on a salaried payroll, excluding, however, (i) such Employees of the Company who first perform an Hour of Service on or after July 1, 1992 and who are classified in salary grades 27 and above, and (ii) such Employees of the Company who are employed at or report to the Flemington, New Jersey, Greenville, North Carolina or Lenoir, North Carolina facilities."

                                   SECTION 4

          The first sentence of Section 2.01(b) of the Plan is hereby amended in its entirety to read as follows:

          "Notwithstanding the foregoing, no Employee who is (1) a nonresident alien, (2) who serves only as a Leased Employee, (3) who is a temporary or seasonal Employee,
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          (4) who is employed on a salaried payroll and who first performs an
          Hour of Service on or after July 1, 1992 and who is classified in salary grade 27 or above, or (5) who is employed at or reports to the Company's Flemington, New Jersey, Greenville, North Carolina or Lenoir, North Carolina facilities shall be covered by the Plan or deemed to be a Covered Employee."

                                   SECTION 5

          Section 3.02 of the Plan is hereby amended by adding the following sentence to the end thereof:

          "Notwithstanding the foregoing, if a Participant in the Plan designated in Section 1.52(c) involuntarily terminated employment in 1990, 1991 or 1992 as a result of the sale of a branch store location (as determined by the Company), the Participant shall be 100% vested in his Accrued Benefit, regardless of his Years of Vesting Service at the time of such termination."

                                   SECTION 6

          Section 2.03(b) of the Plan is hereby amended in its entirety to read as follows:

          "(b) A Participant in the Plan who ceases to be a Covered Employee solely because he is transferred to a different salary grade or a different location shall continue to be deemed a Covered Employee and shall remain a Participant in the Plan. In addition, notwithstanding any other provision hereof to the contrary, an Employee who transfers employment and would otherwise be a Covered Employee hereunder, but who, at the time of such transfer, is a participant in the profit sharing portion of the NACCO Materials Handling Group, Inc. Profit Sharing Plan, shall not be eligible to participate in the Plan even if he becomes a Covered Employee."

                                   SECTION 7

          A new Section 8.03(c) is hereby added to the Plan, immediately following Section 8.03(b), to read as follows:

          "(c) The Trust Fund may be held and invested as part of a master trust arrangement established and maintained by NACCO Industries, Inc. and the members of its Controlled Group."

                                   SECTION 8

          Section 9.11 of the Plan is hereby amended in its entirety to read as follows:





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          "9.11  INVESTMENT COMMITTEE.  NACCO Industries, Inc. has established a 'Retirement Funds Investment Committee' (the 'Investment Committee') pursuant to the terms of an Instrument of Creation and Delegation dated October 28, 1992, as such Instrument may be amended from time to time. In addition to the responsibilities specifically given to the Investment Committee under the Plan and Trust Agreement, the Investment Committee (or any successor thereto) shall have such other responsibilities with respect to the Plan (and the other defined contribution plans and defined benefit plans maintained by the Controlled Group) as are granted to such Committee in the Instrument of Creation and Delegation as such Instrument may be amended from time to time. In the absence of an Investment Committee, NACCO Industries, Inc. shall perform the duties allocated to the Committee under the Plan and the Trust Agreement."


          Executed this _______ day of _____________, 1993.


                                    HYSTER COMPANY


                                    By:
                                       ------------------------------
                                       Title:





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